DISTRICT COURT, COUNTY OF DOUGLAS, COLORADO 4000 Justice Way, Suite 2009 Castle Rock, CO 80109
IN RE ADVANCED EMISSIONS SOLUTIONS, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	▲ FOR COURT USE ONLY ▲ Civil Action No.: 2014CV30709 Courtroom/Division:
STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (the “Stipulation”), dated September 30, 2016, is made and entered into by and among the following Settling Parties (as defined herein), each by and through their respective counsel: (i) plaintiffs to the above- captioned consolidated shareholder derivative action (the “Consolidated Action”), Garth Dull (“Dull”) and William Brown (“Brown”) (collectively, the “Plaintiffs”), derivatively on behalf of Advanced Emissions Solutions, Inc.; (ii) nominal defendant ADES; and (iii) defendants Michael D. Durham, Mark H. McKinnies, C. Jean Bustard, Sharon M. Sjostrom, Christine B. Amrhein, W. Phillip Marcum, Alan Bradley Gabbard, Kim B. Clarke, Derek C. Johnson, Paul A. Lang, Jeffrey C. Smith, Richard J. Swanson, Robert E. Shanklin, Ronald B. Johnson and Robert N. Caruso, all of whom are current or former members of ADES’s Board of Directors (the “Board”) and/or senior officers of ADES (collectively the “Individual Defendants” and, together with ADES, “Defendants”). This Stipulation, subject to the approval of the District Court for the County of Douglas, Colorado (the “Court”), is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined herein) and to result in the complete dismissal of the Consolidated Action with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Settling Parties’ claims or defenses.

I.INTRODUCTION

A.	Background of the Consolidated Action
On June 27, 2014, plaintiff Dull initiated a shareholder derivative action in this Court on behalf of ADES, captioned Dull v. Durham, et al., Case No. 2014CV30709 (the “Dull Action”). Plaintiff Dull asserted claims against certain of the Individual Defendants for breach of the fiduciary duties of loyalty and good faith and unjust enrichment. On July 2, 2014, plaintiff Brown initiated a shareholder derivative action in the District Court for the City and County of Denver on behalf of ADES, captioned Brown v. Durham, et al., Case No. 2014CV32606. Plaintiff Brown asserted claims against certain of the Individual Defendants for breach of fiduciary duty, waste of corporate assets, and unjust enrichment. On July 17, 2014, plaintiff Brown moved to dismiss his derivative complaint without prejudice. On July 23, 2014, the Denver District Court granted Brown’s motion to dismiss his complaint without prejudice. On August 1, 2014, plaintiff Brown re-filed his shareholder derivative complaint in this Court on behalf of ADES, captioned Brown v. Durham, et al., Case No. 2014CV30814 (the “Brown Action”).
Plaintiffs alleged that the Individual Defendants breached their fiduciary duties by, inter alia, allegedly failing to maintain adequate internal and financial controls in connection with the restatement of the Company’s historical financial statements. Plaintiffs further alleged that certain of the Individual Defendants wasted corporate assets and were unjustly enriched in connection with compensation paid during the restatement periods.
On August 19, 2014, Plaintiffs, ADES, and the Individual Defendants filed with the Court a Stipulation and Proposed Order Consolidating Actions, Appointing Co-Lead Plaintiffs and Co-Lead Counsel and Staying Consolidated Action. On August 28, 2014, the Court approved this Stipulation and Proposed Order, which consolidated the Dull Action with the Brown Action under the caption In re Advanced Emissions Solutions, Inc. Shareholder Derivative Litigation, Consol. Civil Action No. 2014CV30709, appointed Plaintiffs Dull and Brown as Co-Lead Plaintiffs in the Consolidated Action, appointed the law firms of Kessler Topaz Meltzer & Check, LLP and Robbins Arroyo LLP as Co-Lead Counsel for Co-Lead Plaintiffs in the Consolidated Action, and stayed the Consolidated Action until at least 30 days after a decision by the U.S. District Court for the District of Colorado on the defendants’ motion to dismiss a related securities class action, captioned United Food and Commercial Workers Union and Participating Food Industry Employers Tri-State Pension Fund v. Advanced Emissions Solutions, Inc., Civil Action No. 14-cv-01243-CMA-KMT (the “Class Action”).

B.	The Settlement Negotiations
In March 2016, the Settling Parties agreed to engage in discussions regarding a potential resolution of the Consolidated Action, and in furtherance thereof, to attend a mediation of the Consolidated Action (the “Mediation”) with Jed Melnick, Esq. of JAMS (the “Mediator”), an experienced and well-respected mediator. On May 24, 2016, the Settling Parties participated in an in-person Mediation of the Consolidated Action in New York City, New York. ADES and counsel for certain of the Defendants participated in a separate Mediation of the Class Action on that same date, during which a tentative settlement was reached with respect to the Class Action. During the Mediation, the Settling Parties reached agreement on some of the material terms for settlement of the Consolidated Action. After extensive discussions over the next seven weeks with assistance from the Mediator, the Settling Parties reached an agreement-in-principle to resolve the Consolidated Action, subject to approval by the Board and the Settling Parties’ agreement on final documentation. On July 18, 2016, the Settling Parties executed a Term Sheet setting forth the terms of such agreement-in-principle (the “Term Sheet”). As a condition of the settlement reflected in this Stipulation (the “Settlement”), ADES agreed to present to its Board for its approval certain corporate governance reforms, the terms of which are fully set forth in Exhibits B–E hereto. The Settling Parties negotiated at arm’s length and with the assistance of the Mediator that Defendants or their insurers will not oppose Plaintiffs’ request for a reasonable fee award to Plaintiffs’ counsel in an amount up to $550,000. Following the execution of the Term Sheet, Plaintiffs engaged in confirmatory discovery, which included the Company’s production of non-public documents to Plaintiffs and Plaintiffs’ interviews of the Company’s Chief Executive Officer, Heath Sampson, and Vice President of Risk, Process and Controls, Christine Bellino, on July 26, 2016. After review of such documents and the completion of the interviews, Plaintiffs concluded that the terms of the Settlement are fair, reasonable and adequate to ADES and its stockholders. At its meeting on August 11, 2016, the Board approved the terms of the Settlement (subject to having the company’s counsel address one issue before they sign the Settlement, which was subsequently addressed) and adopted the corporate governance reforms set forth in Exhibits B and C (the Board had previously adopted the corporate governance reforms in Exhibits D and E). The parties agreed to sign this final Stipulation and Agreement of Settlement as of September 30, 2016.
II.    PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFIT OF SETTLEMENT
Plaintiffs believe that the claims they have asserted in the Consolidated Action on behalf of ADES have merit. Plaintiffs, however, recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Consolidated Action against the Individual Defendants through trial and appeals. Plaintiffs and their counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Consolidated Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and their counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Consolidated Action. Based on their evaluation, Plaintiffs and their counsel have determined that the Settlement set forth in this Stipulation is in the best interests of ADES. Plaintiffs and their counsel believe that the Settlement set forth in this Stipulation confers substantial benefits upon ADES and its shareholders. Plaintiffs and their counsel base this conclusion upon, among other things, Plaintiffs’ Counsel’s extensive investigation during the development, prosecution and settlement of the Consolidated Action, which included, inter alia: (i) inspecting, reviewing and analyzing the Company’s press releases and filings with the Securities and Exchange Commission (“SEC”) and other publicly available information; (ii) researching corporate governance issues; (iii) researching the applicable law with respect to the claims asserted in the Consolidated Action and the potential defenses thereto; (iv) reviewing certain non-public documents produced by the Company; and (v) interviewing the Company’s Chief Executive Officer, Heath Sampson, and Vice President of Risk Process and Controls, Christine Bellino.
III.    DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Consolidated Action and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Consolidated Action and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to ADES or its shareholders, or any wrongdoing whatsoever. Had the terms of this Stipulation not been reached, the Individual Defendants would have continued to contest vigorously Plaintiffs’ allegations, and the Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Consolidated Action. Defendants maintain that ADES always has been, and continues to be, committed to the implementation, enhancement and enforcement of rigorous corporate governance measures.
Without admitting the validity of any of the claims that Plaintiffs have asserted in the Consolidated Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Consolidated Action. Neither this Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, may be construed as, or may be used as an admission of, or evidence of, the truth or validity of any of the Released Claims, of any claims or allegations made in the Consolidated Action, or of any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as an admission of, or evidence of, any fault, omission, negligence, or wrongdoing by the Defendants, or any concession of liability whatsoever; or (c) is, may be construed as, or may be used as an admission of, or evidence of, a concession by any Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in the Consolidated Action or otherwise.
IV.    TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
Plaintiffs (for themselves and derivatively on behalf of ADES), the Individual Defendants, and nominal defendant ADES, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, in consideration of the benefits flowing to the Settling Parties hereto, the Consolidated Action and all of the Released Claims shall be fully, finally, and forever compromised, settled, released, discharged and dismissed with prejudice, upon the terms and subject to the conditions set forth herein as follows:

A.	Definitions
As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Stipulation, the definition set forth below shall control.

1.	“ADES” or the “Company” means nominal defendant Advanced Emissions Solutions, Inc. and includes all of its subsidiaries, predecessors, successors, and affiliates.

2.	“Board” means the ADES Board of Directors.

3.	“Brown Action” refers to the shareholder derivative action captioned Brown v. Durham, et al., Case No. 2014CV30814.

4.
“Consolidated Action” refers to the Dull Action and Brown Action as consolidated before this Court, captioned In re Advanced Emissions Solutions, Inc. Shareholder Derivative Litigation, Case No. 2014CV30709.

5.	“Court” refers to the District Court for the District of Douglas County, Colorado.

6.
“Current ADES Stockholders” means, for purposes of this Stipulation, any Persons (defined below) who owned ADES common stock as of the date of this Stipulation, excluding the Individual Defendants, the officers and directors of ADES, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

7.	“Defendants” means, collectively, the Individual Defendants and nominal defendant ADES.

8.
“Defendants’ Counsel” means: (i) Gibson, Dunn & Crutcher LLP, 1801 California Street, Suite 4200, Denver, Colorado 80202 (counsel for Michael D. Durham, C. Jean Bustard, Sharon M. Sjostrom, Christine B. Amrhein, W. Phillip Marcum, Alan Bradley Gabbard, Kim B. Clarke, Derek C. Johnson, Paul A. Lang, Jeffrey C. Smith, Richard J. Swanson, Robert E. Shanklin, Ronald B. Johnson and Robert N. Caruso); and (ii) Morrison & Foerster LLP, 4200 Republic Plaza, 370 Seventeenth Street, Denver, CO 80202 (counsel for Mark H. McKinnies).

9.
“Defendants’ Released Claims” means any and all claims, debts, rights, or causes of action or liabilities, including Unknown Claims, that could be asserted in any forum by the Released Persons against Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ADES that arise out of or relate in any way to the institution, prosecution, or settlement of the Consolidated Action. Defendants’ Released Claims shall not include any indemnification, advancement or insurance claims that any Released

Person has or may have, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.

10.	“Dull Action” refers to the shareholder derivative action captioned Dull v. Durham, et al., Case No. 2014CV30709.

11.	“Effective Date” means the first date by which all of the events and conditions specified in Part IV.F.1 herein have been met and have occurred.

12.	“Fee Award” means the sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses, as detailed in Parts IV.E.1-2 of this Stipulation, subject to approval by the Court.

13.
“Final” means the time when an order or judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process (including potential writ proceedings) or because of passage, without action, of time for seeking appellate or writ review. More specifically, it is that situation when (i) either no appeal or petition for review by writ has been filed and the time has passed for any notice of appeal or writ petition to be timely filed in the Consolidated Action; or (ii) an appeal has been filed and the Colorado Court of Appeals has either affirmed the order or judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (iii) a higher court has granted further appellate review and that court has either affirmed the underlying order or judgment or affirmed the Court of Appeals’ decision affirming the order or judgment or dismissing the appeal or writ proceeding. Any appeal or proceeding seeking judicial review pertaining solely to the Fee Award shall not in any way delay or affect the time set forth above for the Judgment to become Final.

14.
“Individual Defendants” means, collectively: Michael D. Durham, Mark H. McKinnies, C. Jean Bustard, Sharon M. Sjostrom, Christine B. Amrhein, W. Phillip Marcum, Alan Bradley Gabbard, Kim B. Clarke, Derek C. Johnson, Paul A. Lang, Jeffrey C. Smith, Richard J. Swanson, Robert E. Shanklin, Ronald B. Johnson and Robert N. Caruso.

15.	“Judgment” means the final order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit I.

16.	“Mediator” means Jed Melnick, Esq.

17.	“Notice to Current ADES Stockholders” or “Notice” means the Notice to Current ADES Stockholders, substantially in the form of Exhibit G attached hereto.

18.
“Person(s)” professional partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

19.	“Plaintiffs” means, collectively, Garth Dull and William Brown.

20.
“Plaintiffs’ Counsel” means: (i) Kessler Topaz Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, PA 19087; (ii) Robbins Arroyo LLP, 600 B Street, Suite 1900, San Diego, CA 92101; and (iii) Jeffrey M. Villanueva, P.C., 1755 Blake Street, Suite 225, Denver, CO 80202.

21.
“Preliminary Approval Order” means the Order to be entered by the Court, substantially in the form of Exhibit F attached hereto, including, inter alia, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that notice of the Settlement be provided to Current ADES Stockholders, and scheduling a Settlement Hearing to consider whether the Settlement and Fee Award should be finally approved.

22.
“Related Persons” means each and all of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, divisions, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns. “Related Persons” shall not mean or include any former independent auditor of ADES.

23.
“Released Claims” means, collectively, all claims (including Unknown Claims), demands, debts, losses, damages, duties, rights, disputes, actions, causes of action, liabilities, obligations, judgments, suits, matters, controversies, proceedings, or issues, of any kind, nature, character, or description whatsoever (and including, but not limited to, any claims for damages, whether compensatory, consequential, special, punitive, exemplary, or otherwise, and any and all fees, costs, interest, expenses, or charges), whether known or unknown, contingent or absolute, suspected or unsuspected, foreseen or unforeseen, disclosed or undisclosed, concealed or hidden, apparent or not apparent, accrued or unaccrued, matured or unmatured, liquidated or not liquidated, asserted or unasserted, at law or in equity, that have been asserted, could have been asserted, or in the future could be asserted by Plaintiffs, ADES, and/or any ADES shareholder derivatively on behalf of ADES against any Released Persons in the Consolidated Action or in any other court, tribunal, forum or proceeding (including, but not limited to, any claims arising under U.S. federal, state or local law, foreign law, common law, statutory law, administrative law, rule, regulation, or at equity), relating to:
alleged fraud, breach of any duty (including, but not limited to, breaches of fiduciary duties, breaches of the duty of care, or breaches of the duty of loyalty), negligence or gross negligence, mismanagement or gross mismanagement, corporate waste, abuse of control, unjust enrichment, disgorgement, recoupment, contribution or indemnification, violations of the federal securities laws, or otherwise, that are based upon, arising from, or related to:
(i) the claims, facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act, or any other circumstances, which were alleged or referred to in the Consolidated Action; (ii) any compensation, pay, bonus, severance, or benefits received by any Released Person, as relating to or in connection with any allegations made in the Consolidated Action; (iii) any of the Company’s public disclosures or filings through the date of the Stipulation of Settlement regarding its restated financial results disclosed in February 2016; and/or (iv) the settlement of the Consolidated Action and the reasonable attorneys’ fees, costs, and expenses incurred in defense thereof.
Released Claims shall not include claims to enforce the Settlement, or any indemnification, advancement or insurance claims that any Released Person may have, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings. Released Claims also does not include claims asserted in the Class Action, which is the subject of separate settlement agreements.

24.	“Released Person(s)” means, collectively, each and all of the Defendants and their Related Persons.

25.	“Settlement” means the settlement of the Consolidated Action as documented in this Stipulation.

26.
“Settlement Hearing” means a hearing by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.

27.	“Settling Parties” means, collectively, each of Plaintiffs (on behalf of themselves and derivatively on behalf of ADES), each of the Individual Defendants, and nominal defendant ADES.

28.	“Stipulation” means this Stipulation and Agreement of Settlement, dated September 30, 2016.

29.	“Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Litigation, substantially in the form of Exhibit H attached hereto.

30.
“Unknown Claims” means any and all claims that were alleged or could have been alleged in the Consolidated Action by Plaintiffs, ADES or any ADES stockholder derivatively on behalf of ADES, which any Current ADES Stockholder, ADES, or any ADES stockholder derivatively on behalf of ADES does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs and ADES shall expressly waive, and each of ADES’s stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Plaintiffs and ADES shall expressly waive, and each of ADES’s stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any U.S. federal law or any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542. The Settling Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all of the Released Claims known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs and ADES acknowledge, and ADES’s stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and was a material element of the Settlement. With respect to Defendants’ Released Claims, “Unknown Claims” means any and all Defendants’ Released Claims, of every nature and description, which the Released Persons do not know or suspect to exist in their favor at the time of the release of Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ADES which, if known by them, might have affected their decisions with respect to the release of Defendants’ Released Claims or the Settlement.

B.	Terms of the Settlement

1.
In consideration for the Settlement, ADES shall adopt, or if already adopted, shall continue to maintain, corporate governance reforms (the “Reforms”), the terms of which are fully set forth in Exhibits A–E attached hereto (key changes from prior corporate governance materials are described in Exhibit A to the Term Sheet):

2.
ADES has already taken or will take within the time period described in Exhibit A all necessary steps to adopt and implement the Reforms. Unless otherwise stated, the Reforms will stay in effect for at least four (4) years from the date of Court approval of this Settlement, except that ADES will not be required to continue a particular corporate governance measure if compliance with law or regulations requires different governance measures or the structure or business activities of ADES has changed in such a material way that such measure is no longer relevant to ADES’s current business operations. A determination that a particular corporate governance measure is no longer required or relevant to the Company’s current business operations must be made by majority vote of the independent directors and any amendments to governance documents made as a result of such determination will be disclosed as required by law and posted to ADES’s website.

3.
Since the Consolidated Action was initiated, ADES has implemented a number of improvements to its corporate governance practices, business operations, and system of internal controls. The Consolidated Action, and other actions and regulatory proceedings involving ADES’s accounting practices and procedures, among other factors, significantly contributed to ADES’s evaluation of, and implementation of, certain changes to the Company’s structure, policies, and procedures to protect the Company from the risk of future losses, damages, litigation, and regulatory proceedings. ADES acknowledges that the pendency and settlement of the Consolidated Action is a material factor in the Company’s decision to adopt and/or enact changes, modifications, and enhancements to previously instituted remedial measures as well as the Reforms set forth in Exhibit A. The Settling Parties agree that the Reforms will provide substantial benefits to ADES and Current ADES Stockholders.

C.	Procedure for Implementing the Settlement

1.
Within ten (10) business days after the execution of this Stipulation by all Settling Parties, Plaintiffs shall file a motion, which Defendants shall not oppose, to (a) lift the stay of the Consolidated Action (and/or administratively reopen the Consolidated Action, as appropriate) for the limited purpose of considering whether to approve the Settlement; and (b) enter the Preliminary Approval Order, substantially in the form of Exhibit F attached hereto, inter alia: (i) preliminarily approving the Settlement set forth in this Stipulation; (ii) approving the method of providing notice of the proposed Settlement to Current ADES Stockholders; (iii) approving the forms of Notice attached hereto as Exhibit G and Summary Notice attached hereto as Exhibit H; and (iv) setting a date for the Settlement Hearing. Plaintiffs’ motion shall request that the Court hold the Settlement Hearing no earlier than forty-nine (49) calendar days after the deadline for dissemination of notice described in Part IV.C.2 below.

2.
Within four (4) business days after the execution by all Settling Parties of this Stipulation, ADES will issue a Form 8-K describing this Stipulation and will include a copy of the Stipulation either as an exhibit to that Form 8-K or in the Company’s next Form 10-Q filing. Within ten (10) business days after the Court enters the Preliminary Approval Order, ADES will: (i) issue a press release or Form 8-K announcing entry of the Order and attaching a copy of the Order and the court-approved Notice to Current ADES Stockholders; (ii) cause the Summary Notice to be published one time in a 1/10th page (or smaller) ad in the Investor’s Business Daily; and (iii) post copies of this Stipulation and the Notice to the Company’s website. All costs of such notice and the filing, publishing and posting set forth above shall be paid by ADES. Within ten (10) business days after the Court enters the Preliminary Approval Order, Robbins Arroyo LLP will post copies of this Stipulation and the Notice to its firm website. The Settling Parties believe the content of the Notice, the Summary Notice, and the manner of the notice procedures set forth in this paragraph, constitutes adequate and reasonable notice to Current ADES Stockholders pursuant to applicable law and due process.

3.
Pending the Court’s determination as to final approval of the Settlement, and consistent with 10 Del. C. § 6304(b), Plaintiffs and Plaintiffs’ Counsel, and all other Persons, including, but not limited to, any Current ADES Stockholders, whether acting directly, representatively, or derivatively on behalf of ADES, or in any other capacity, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons, in any court or tribunal.

D.	Releases

1.
Upon the Effective Date, ADES, Plaintiffs (individually and derivatively on behalf of ADES), and each of ADES’s stockholders (solely in their capacity as ADES stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with, the defense, settlement or resolution of the Consolidated Action against the Released Persons. ADES, Plaintiffs (individually and derivatively on behalf of ADES) and each of ADES’s stockholders

(solely in their capacity as ADES stockholders) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims and any claims arising out of, relating to, or in connection with the defense, settlement or resolution of the Consolidated Action, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons.

2.
Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ADES from any and all Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ADES with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ADES. Notwithstanding the foregoing, nothing herein is intended to release any indemnification, advancement or insurance claims that any Released Person has or may have under any insurance policy, contract, bylaw or charter provision, or under Delaware law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.

3.	Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

E.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

1.
In recognition of the benefits provided to ADES and Current ADES Stockholders as a result of the settlement of the Consolidated Action, ADES has agreed not to oppose, and to cause its insurers to pay to Plaintiffs’ Counsel an award of reasonable attorneys’ fees and expenses not to exceed the total amount of $ 550,000.00 (the “Fee Award”), subject to approval by the Court. As discussed above, as part of the mediation process and with assistance from the Mediator, the Defendants and their insurers agreed not to oppose a reasonable fee award in an amount not to exceed $550,000.

2.
The Fee Award shall be transferred to an interest-bearing escrow account (the “Escrow Account”) held by Kessler Topaz Meltzer & Check, LLP (“KTMC”), as receiving agent for all Plaintiffs’ Counsel, within twenty (20) business days after the later of (a) entry of the Preliminary Approval Order or (b) receipt by Defendants’ counsel of documentation and information listed below in this paragraph necessary to make such payment. Payment of the Fee Award can be made by check or wire transfer. Plaintiffs’ Counsel shall provide Defendants’ Counsel, within five (5) business days after entry of the Preliminary Approval Order, all necessary payment details to accomplish payment of the Fee Award to the Escrow Account by check and by wire transfer, including the name of the payee, the payee’s address where a payment by check is to be sent, and the bank account number, name of bank, bank address, a Sort Code or ABA Routing Number, wire transfer instructions, the Tax Identification Number, and an executed Form W-9. Defendants, Defendants’ Counsel, and Defendants’ insurers shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. Plaintiffs’ Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

3.
The Fee Award shall remain in the Escrow Account until the entry of the Judgment by the Court, at which time the Fee Award shall be immediately releasable to Plaintiffs’ Counsel. Should the Court order the payment of attorneys’ fees and expenses to Plaintiffs’ Counsel in an amount less than the agreed Fee Award prior to, or at the time of, entry of the Judgment, then only the Court- approved amount, plus interest earned thereon, shall be released to Plaintiffs’ Counsel. Any amounts remaining in the Escrow Account, including any interest earned thereon, shall be returned to ADES within fifteen (15) business days of entry of the Judgment. With respect to any amounts returned to ADES, payment should be made in accordance with instructions provided by Defendants’ Counsel.

4.
Payment of the Fee Award in the amount approved by the Court shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Consolidated Action and the resolution of the claims alleged therein. KTMC shall be solely responsible for the distribution of the Fee Award to Plaintiffs’ Counsel after entry of the Judgment by the Court. Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee Award amongst Plaintiffs’ Counsel. Defendants, including ADES, shall have no obligation to make any payment to any Plaintiffs’ Counsel other than the payment to the Escrow Account provided in Part IV.E.2 herein.

5.
If, after the Fee Award has been paid to the Escrow Account, for any reason any condition in Part IV.F.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way canceled or terminated, if the Judgment is not entered, or in the event of any failure to obtain Court approval of the full amount of the Fee Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or the Fee Award being overturned or substantially modified, each of Plaintiffs’ Counsel and their successors shall be jointly and severally obligated to repay to ADES, within fifteen (15) business days, the full amount of the Fee Award, or, if the Fee Award has been modified by the Court or on appeal, the difference between the total amount of the Fee Award and the amount ultimately approved by the Court. Each of Plaintiffs’ Counsel that receives any portion of the Fee Award is subject to the Court’s jurisdiction for the purposes of enforcing this paragraph or the provisions related to the Fee Award. With respect to any amounts returned to ADES, payment should be made in accordance with instructions provided by Defendants’ Counsel.

6.	Except as otherwise provided herein, each of the Settling Parties shall bear his, her, or its own costs and attorneys’ fees.

F.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

1.	The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:
(a)    the Court’s entry of the Judgment;
(b)    the payment of the Fee Award in accordance with Part IV.E.1-2 hereof;
(c)    the Judgment has become Final;
(d)    the Consolidated Action has been dismissed with prejudice and that dismissal order has become Final.

2.
If any of the conditions specified in Part IV.F.1 are not met, then the Stipulation shall be canceled and terminated subject to Parts IV.F.3-4, and the Settling Parties shall be restored to their respective positions in the Consolidated Action as of the date immediately preceding the date of this Stipulation, unless Plaintiffs’ Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Stipulation.

3.
Each of the Settling Parties shall have the right to terminate the Settlement by providing written notice of their election to do so to all other Settling Parties within twenty (20) calendar days of the date on which: (i) the Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Preliminary Approval Order is not entered in substantially the form attached as Exhibit F hereto; (iii) the Judgment is not entered in substantially the form attached as Exhibit I hereto; (iv) the Judgment is reversed or substantially modified on appeal, reconsideration, or otherwise; (v) the Consolidated Action is not dismissed with prejudice or the dismissal order does not become Final; or (vi) the Effective Date of the Settlement cannot otherwise occur; except that such termination shall not be effective unless and until the terminating Settling Party has, within twenty (20) calendar days of the date on which notice of the termination event has been provided to all other Settling Parties, attempted in good faith to confer with the other Settling Parties and/or to participate in a mediation session with the Mediator and the other Settling Parties to attempt to remedy the issue. Any order or proceeding relating to the Fee Award, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment approving the Settlement.

4.
In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to Part IV.F.3 above, the Settling Parties shall be restored to their respective positions as of the date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Consolidated Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of Parts IV.A.1-30; IV.E.4-5; IV.F.2; IV.H.3-5, 7, 9, 11-15, 17-18 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Consolidated Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

G.	Bankruptcy

1.
In the event any proceedings by or on behalf of ADES, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

2.
In the event of any Bankruptcy Proceedings by or on behalf of ADES, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.

H.	Miscellaneous Provisions

1.
The Settling Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

2.
The Settling Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s length by the Settling Parties, and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. Except in the event of termination of the Settlement, the Settling Parties agree not to assert under Rule 11 of the Colorado Rules of Civil Procedure or any similar law, rule or regulation, that the Consolidated Action was brought or defended in bad faith or without a reasonable basis. The Settling Parties also will request that the Judgment will contain a finding that during the course of the Consolidated Action the Settling Parties and their respective counsel at all times complied with the requirements of Colo. R. Civ. P. 11 and all other similar rules of professional conduct.

3.
While maintaining their positions that the claims and defenses asserted in the Consolidated Action are meritorious, Plaintiffs and Plaintiffs’ Counsel, on the one hand, and Defendants and Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the other’s business, conduct, or reputation, or that of their counsel, based on the subject matter of the Consolidated Action. Notwithstanding the foregoing, each of the Settling Parties reserves their right to rebut, in a manner that such party determines to be reasonable and appropriate, any contention made in any public forum that the Consolidated Action was brought or defended in bad faith or without a reasonable basis.

4.
Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation, including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement shall not be offered, received, referred to, or used in any way against the Settling Parties or any Released Person as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault misrepresentation or omission by any of the Settling Parties or Released Person with respect to:

(a) the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Consolidated Action or in any litigation, or the deficiency or infirmity of any defense that has been or could have been asserted in the Consolidated Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;
(b) any statement or written document approved, issued, or made by any Released Person, or against Plaintiffs as evidence of any infirmity in their claims;
(c) any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal.
The fact that ADES has implemented, or has agreed to implement, changes, modifications, or enhancements to its corporate governance policies and practices shall not be construed as an admission that any such enhanced policies or practices are legally required, or to the extent such policies or practices were not in place in the past, constituted a failure of compliance, a breach of any duty or any other wrongdoing.
The Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

5.	The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

6.
The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties or their respective successors-in-interest. After prior notice to the Court, but without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

7.
This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Settling Parties with respect to the Consolidated Action, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.
The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.

9.	The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

10.
The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons. The Settling Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change-in-control of ADES shall not void this Stipulation, and that in the event of a planned, proposed or actual sale, merger or change-in-control of ADES they will continue to seek final approval of this Stipulation expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee Award.

11.
The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Colorado and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Colorado without giving effect to that State’s choice of law principles, except that any issue concerning the internal affairs of ADES shall be governed by Delaware law. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

12.
This Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm’s-length negotiations among the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

13.	All agreements made and orders entered during the course of the Consolidated Action relating to the confidentiality of information and documents shall survive this Stipulation.

14.
Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Plaintiffs’ Counsel and Defendants’ Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

15.	The Settling Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.

16.
Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and their Related Persons.

17.	Any notice required by this Stipulation shall be submitted by overnight mail and e-mail to each of the signatories below.

18.
The Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.
IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of September 30, 2016.

Dated: September 30, 2016	Respectfully submitted,
s/ George C. Aguilar	s/ Gregory J. Kerwin
Brian J. Robbins
George C. Aguilar
Michael J. Nicoud
ROBBINS ARROYO LLP
600 B Street, Suite 1900
San Diego, California 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Attorneys for William Brown and Co-Lead Counsel for Co-Lead Plaintiffs

Gregory J. Kerwin, #14161
Allison K. Kostecka #42313
GIBSON, DUNN & CRUTCHER LLP
1801 California Street, Suite 4200
Denver, Colorado 80202-2642
Telephone: (303) 298-5700
Facsimile: (303) 313-2829
Attorneys for Michael D. Durham, C. Jean Bustard, Sharon M. Sjostrom, Christine B. Amrhein, W. Phillip Marcum, Alan Bradley Gabbard, Kim B. Clarke, Derek C. Johnson, Paul A. Lang, Jeffrey C. Smith, Richard J. Swanson, Robert E. Shanklin, Ronald B. Johnson and Robert N. Caruso

s/ Robin Winchester Robin Winchester Eric L. Zagar Kristen L. Ross KESSLER TOPAZ MELTZER & CHECK LLP 280 King of Prussia Road Radnor, Pennsylvania 19087 Phone: (610) 667-7706 Fax: (267) 948-2512	s/ Nicole Serfoss Steven M. Kaufmann Nicole Serfoss MORRISON & FOERSTER LLP 4200 Republic Plaza 370 Seventeenth Street Denver, CO 80202 Telephone: (303) 592-1500 Fax: (303) 592-1520
Attorneys for Garth Dull and Co-Lead Counsel for Co-Lead Plaintiffs	Attorneys for Mark H. McKinnies

s/ David H. Wollins
David H. Wollins
DAVID H. WOLLINS, PC
950 South Cherry Street, Suite 512
Denver, Colorado 80246-2664
Telephone: (303) 758-8900
Facsimile: (303) 758-8111

Attorney for Nominal Defendant, Advanced Emissions Solutions, Inc.

EXHIBIT LIST

Exhibit A: Corporate Governance Reforms
Exhibit B: Board Responsibilities: Overview of Directors’ Function (adopted August 11, 2016)
Exhibit C: Revised Audit Committee Charter (adopted August 11, 2016)
Exhibit D: Revised Compensation Committee Charter (adopted September 9, 2015)
Exhibit E: Revised Nominating and Governance Committee Charter (adopted September 9, 2015)
Exhibit F: [PROPOSED] Order Preliminarily Approving Derivative Settlement and Providing for Notice
Exhibit G: Notice of Pendency and Proposed Settlement of Stockholder Derivative Litigation
Exhibit H: Summary Notice of Pendency and Proposed Notice of Stockholder Derivative Litigation
Exhibit I: [PROPOSED] Final Order and Judgment

EXHIBIT A
Corporate Governance Reforms referenced in Section IV.B

A.    Board Responsibilities
The Company’s Board will adopt concurrent with its approval of this Stipulation of Settlement a revised “Board Responsibilities: Overview of Directors’ Function” document, a copy of which is attached as Exhibit B. A copy of that document will be posted on the investor resources section of the Company’s website.

B.    Audit Committee
The Company’s Board will adopt concurrent with its approval of this Stipulation of Settlement a revised Audit Committee Charter, a copy of which is attached as Exhibit C. A copy of that document will be posted on the investor resources section of the Company’s website.

In addition, on and after the Effective Date of the Settlement, the Audit Committee will ensure that the Company’s management is qualified to deal with GAAP and SEC financial reporting, and that all the people in its accounting department who prepare the Company’s financial statements have appropriate GAAP, SEC financial reporting, and accounting experience and training.

C.    Compensation Clawback
Once the following Triggering Events occur, the Company will expedite its compliance with any new Dodd Frank and/or SEC requirements on clawback of executive compensation no later than the later of the following dates:

a) six months after all the two Triggering Events are complete; or
b) March 30 following the expiration of the six month period after the completion of the Triggering Events.

The Triggering Events are: 1) the SEC has issued its adopting release; and 2) the SEC has issued its first interpretive guidance in a Compliance and Disclosure Interpretation (CDI) document.

D.    Compensation Committee
The Compensation Committee Charter and Responsibilities Calendar have been revised. A copy of the revised documents is attached as Exhibit D.
E.    Majority voting
Within 30 calendar days of the Effective Date, the Board will amend the Company’s bylaws with respect to director elections each year, to provide for a majority vote instead of a plurality vote, except in the event of a contested board seat. If, with respect to an election of directors not constituting a contested election and for which a quorum is present, any incumbent director does not receive a majority of the votes cast, following certification of the stockholder vote, the independent members of the Board will promptly address whether such director should tender his or her resignation from the Board, if the size of the Board should be reduced (subject to the provisions of the Term Sheet), or if some other action should be taken as determined by the majority vote of the independent directors.

F.    Accounting Reforms
For at least one year from September 30, 2016 the Company will have an outside firm (Deloitte) oversee the independent testing of the Company’s internal controls. Before the end of that one year period the Audit Committee will include on its meeting agenda addressing the accomplishment of independent testing of internal controls, which may include extending Deloitte’s engagement, for an additional period beyond the current engagement, which runs through at least January 2017.

In December 2014, the Company appointed a Director of SEC Reporting and Technical Accounting, who is a CPA with Big Four auditing experience (Greg Marken) who was unanimously appointed by the Board as Chief Accounting Officer (“CAO”) effective June 12, 2016. The CAO will report to the Company’s Chief Executive Officer and have direct access to the Audit Committee.

An executive with direct access to the Audit Committee, who may be the CAO, Director of SEC Reporting and Technical Accounting, Vice President, or similar executive of the Company, will oversee the Company’s internal control function.

The Company has adopted an updated monthly close checklist, which details specific tasks to be completed on a monthly and quarterly basis and identifies the person responsible for each task. The Audit Committee will discuss with the CAO and the auditors that appropriate quarterly close activities have been completed each quarter before they close the review of each quarter’s financial statements.

Management has implemented entity-level controls, and they are under continuous review per the COSO framework. Under this framework, each group within the Company’s business is responsible for following established control procedures, certifying compliance, and being subject to review internally by the CAO and/or the Vice President of Risk, Process and Controls or other responsible executive as well as the third party reviewer. The Company has implemented remediation tracking and the third-party reviewer (Deloitte or its successor) will maintain a deficiency log.

G.    Nominating and Governance Committee
The Nominating and Governance Committee Charter has been revised. A copy of the revised document is attached as Exhibit E.

BOARD RESPONSIBILITIES
Overview of Directors’ Functions
The business of Advanced Emissions Solutions, Inc. (the “Company”) shall be managed under the direction of its Board of Directors (the “Board”). The Board is to provide a general governance of the Company’s affairs and provide direction of a quality and nature that optimizes the development, growth, and performance of the Company and its subsidiaries. The Board’s operational responsibility is limited to oversight of management, with specific day-to-day management functions and decision-making delegated to the full-time officers of the Company. The Board operates in conjunction with the Committees of the Board, to which the Board delegates specific authority and responsibilities.
Activities of the Board and Committees of the Board considered essential include:
•Developing and approving major policies and objectives.
•Authorizing major transactions recommended by management.
•Giving advice and counsel to the management of the company, especially the Chief Executive Officer (the “CEO”).
•Ensuring compliance with the law and pertinent regulations.
•Providing effective auditing procedures so that the Board will be adequately informed of the company’s financial and legal status.
•Approving and reviewing financial transactions and reviewing investments at regular intervals, at least annually, to ensure that they comply with all applicable provisions of law.
•Monitoring performance, setting objectives, and measuring management’s results against them, evaluating the accomplishments of management and their activities, and being responsible for the selection and removal of officers.
•Adopting of the annual budget and reviewing financial results at regular intervals.
•Establishing and delegating authorities.
•Keeping informed as to the business in which the company is engaged and remaining knowledgeable as to the company’s business activities

This Board Responsibilities document summarizes certain governance matters related to the Board and Committees of the Board and was adopted by the Board on [August 10, 2016]. This document should be read in conjunction with the Company’s Charter and Bylaws and to the extent there is any inconsistency between this document and the Company’s Charter or Bylaws, the Charter and Bylaws, in that order, shall govern.

Board Structure and Operations
•Independent Directors. The Board shall consist of at least three independent members and the majority of Directors shall be independent. The NASDAQ rules regarding independence of Directors shall govern including the definition of

As Approved on August 11, 2016	1 | Page

independence and composition requirements for the Audit Committee (“AC”), Compensation Committee (“CC”) and Nominating and Governance Committee (“NGC”) of the Board. The requirements of this section shall apply even if the Company is not listed on the NASDAQ Stock Market LLC.

•Meeting Attendance. Regular quarterly meetings of the Board and Committees shall be scheduled annually with additional meetings scheduled as necessary. Directors are expected to attend all Board and respective Committee meetings. In addition, Directors shall make their best efforts to attend the Company’s Annual Meetings of Stockholders either in person or telephonically.

•Separation of Roles of CEO and Chairman of the Board. The roles of CEO and Chairman of the Board shall be separate. The Chairman of the Board must be an independent director, based on the independence standards set forth above.
•Committees of the Board. The Board shall establish, maintain and annually review a charter for each of the AC, CC and NGC, which charters shall address authority, responsibilities, structure, operations and other key governance activities. The AC, CC, and NGC shall establish, maintain and annually review responsibilities calendars to address the compliance, including timing, with the respective Committee’s role and responsibilities established in the respective Committee’s charter.
•Director Orientation and Continuing Education. The Company will provide an orientation program for new Directors, and the NGC will oversee a continuing education program for current directors. The NGC shall coordinate training and learning opportunities at quarterly Board meetings.

Duties and Responsibilities of Directors

In addition to the essential activities of the Board listed above, Directors shall:

•Owe fiduciary duties to the Company and its stockholders.
•Manage the business and affairs of the Company within the law.
•Oversee the Company’s performance.
•Elect the CEO and other officers of the Company.
•Oversee and advise management, refraining from involvement in day-to-day management.
•Approve major Company policies and management decisions.
•Be familiar with the business of the Company.
•Communicate regularly with management and other Directors.
•Adopt or change the Bylaws of the company.
•Bring perspective and a fresh point of view to the Board’s deliberations.

Advanced Emissions Solutions, Inc. Board Responsibilities	2 | Page

•Provide general guidance based upon experience in special areas of expertise.
Additional Responsibilities
Planning
•Approve the short- and long-term objectives, strategies, and plans recommended by management, and advise management regarding the planning process. Periodically evaluate progress against such plans.
•Identify any barriers to the company’s progress and sense the timing for change.
Management
•Elect the officers of the Company and delegate management responsibility and authority to them.
•Authorize necessary officer signatory authorities on behalf of the Company.

Financial Structure
•Approve overall capital structure of the Company.
•Approve overall financing programs and policies.
•Authorize appropriate officers of the Company to take actions as may be required to implement such programs.
•Approve all dividend actions.
•Establish regulations and controls concerning issue, transfer, and registration of securities.
•Ensure that there is a specific financial program designed to properly support the Company’s long-term plan for growth by reviewing long-term plans and financing to prepare for it.
Controls
•Identify the Board’s needs for information and arrange for its timely supply.
•Approve annual operating and capital budgets and review performance to plan quarterly.
•Review capital expenditures.
•Review the accuracy and completeness of financial control systems through an Audit Committee composed entirely of independent Directors.
•Ensure that management has adequate financial systems, including timely and accurate information.
•Inquire into major deficiencies in performance.
•Ensure existence of written policies and authorization systems for major expenditures.
•Require audited financial statements by a registered independent public accounting firm.
Director Recruitment and Board Continuity
•Ensure additional and replacement Directors are highly qualified and meet the current needs of the Board and the Company.

Advanced Emissions Solutions, Inc. Board Responsibilities	3 | Page

•Seek continuity and strengthening of the Board through identifying and attracting additional and/or replacement Directors.
Expectations of Individual Performance
•Attend all Board and respective Committee meetings.
•Review meeting materials provided in advance of meetings and be prepared to discuss their contents.
•Be available to advise management between meetings when necessary.
•Engage in continuing learning opportunities.

Company Policies

The Board shall establish, maintain and at least annually review the following Company policies:

•The Code of Ethics and Business Conduct
•Related Party Transaction Policy
•Whistleblower Protection Policy
•Insider Trading Policy

Each Director and officer of the Company shall acknowledge receipt of and compliance with the Company’s Code of Ethics and Business Conduct on an annual basis.

Availability of Governance Documents to Stockholders

The Company shall post all required Board governance documents on the Company’s website under the Investor Resources section including, without limitation, current versions of this Board Responsibilities document, the Committee charters, the Company’s Code of Ethics and Business Conduct and the Company’s Charter and Bylaws.

Advanced Emissions Solutions, Inc. Board Responsibilities	4 | Page

CHARTER OF THE AUDIT COMMITTEE

I.	Purpose and Authority

1.The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Advanced Emissions Solutions, Inc. (the “Company”) is to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. The Committee shall assist the Board with oversight of: the integrity of the Company’s financial statements; compliance with legal and regulatory requirements; qualifications and independence of the Company’s independent registered public accounting firm (“Independent Auditors”); the performance of the Company’s Independent Auditors; the Company’s internal audit function, as applicable; the Company’s systems of disclosure controls and procedures and internal control over financial reporting; and compliance with the Company’s Code of Ethics and Business Conduct (the “Code”).

2.The Committee has the sole authority to (1) select and retain the Company’s Independent Auditors for the purpose of auditing the Company’s annual financial statements, books, records, accounts and internal control over financial reporting, (2) set the compensation and terms of engagement of the Company’s Independent Auditors, (3) oversee and evaluate the work done by the Company’s Independent Auditors, (4) evaluate the outcome of any advisory vote by the Company’s stockholders regarding ratification of the Committee’s selection of the Company’s Independent Auditors, and (5) terminate the Company’s Independent Auditors, if necessary or appropriate.

3.The Committee may select, retain, compensate, oversee and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

4.The Committee shall pre-approve all audit and permitted non-audit and tax services that may be provided by the Company’s Independent Auditors or other registered public accounting firms, and establish policies and procedures for the Committee’s pre-approval of permitted services by the Company’s Independent Auditors or other registered public accounting firms on an on-going basis. Pre-approval may be delegated to one or more members of the Committee; provided, however, that the Committee shall review on a quarterly basis any services pre-approved by such designated member(s) under the policy and the Independent Auditors’ non-audit services and related fees.

5.The Committee has the authority to conduct investigations into any matters within its scope of responsibility. The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of independent outside counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation, and oversee the work, of any outside counsel and other advisors.

Approved on August 11, 2016	1

6.In carrying out its duties and responsibilities, the Committee shall also have the authority to meet with and seek any information it requires from employees, officers or directors of the Company, or external parties.

7.The Company will provide appropriate funding, as determined by the Committee, for compensation to the Company’s Independent Auditors, to any advisers that the Committee chooses to engage, and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

8.The Committee should provide for open communication among the Company’s Independent Auditors, management, the Company’s internal audit function, as applicable, and the Board.

9.In carrying out its purpose, the Committee relies on: management for the preparation and accuracy of the Company’s financial statements; management for establishing effective internal controls and procedures to ensure the Company’s compliance with accounting standards, financial reporting procedures and applicable laws and regulations; and the Company’s Independent Auditors for an unbiased, diligent audit or review, as applicable, of the Company’s financial statements and the effectiveness of the Company’s internal controls.

II.	Membership

1.The Committee shall consist of three or more directors. Each member of the Committee shall be independent in accordance with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the Nasdaq Stock Market LLC (“Nasdaq”). No member of the Committee can have participated in the preparation of the Company’s or any of its subsidiaries’ financial statements at any time during the past three years. Under exceptional and limited circumstances, the Board may appoint a member of the Committee that does not meet the Nasdaq’s independence requirements if such individual’s membership is required by the best interests of the Company and its stockholders. Such member must, however, meet the SEC’s independence criteria under Rule 10A-3 and must not be an officer or employee of the Company or a family member of an officer or employee of the Company. If such a member is appointed, he or she may serve for no more than two years and may not serve as Chairperson of the Committee. In addition, the Company must disclose in its annual proxy statement the basis for the Board’s determination and the nature of the individual’s relationship to the Company.

2.Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. At least one member of the Committee must be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of

Charter of the Audit Committee of Advanced Emissions Solutions, Inc.	2

Regulation S-K under the Exchange Act. A person who satisfies this definition of audit committee financial expert will also be presumed to have financial sophistication.

3.A member of the Committee may serve on the audit committees of up to two other public companies and may serve on additional audit committees of other public companies if it is determined by the other members of the Committee that such service does not impair his or her ability to serve as a member of the Committee.

4.The members of the Committee shall be appointed by the Board based on recommendations from the Nominating and Governance Committee of the Board. The members of the Committee shall serve for such term or terms as the Board may determine or until earlier resignation, disability, death, removal or replacement. The Board may remove any member from the Committee at any time with or without cause, for any or no reason.

5.The Committee shall review and confirm the independence of the members of the Committee at least annually.

6.The members of the Committee are not employees of the Company and are not responsible for preparing the Company’s financial statements, conducting the audit or performing other accounting procedures.

III.	Structure and Operations

1.The Committee shall designate a member of the Committee as the Chairperson based on a recommendation from the Nominating and Governance Committee of the Board. The Committee shall meet at least on a quarterly basis, and at such additional times as may be deemed necessary or appropriate by the Chairperson, at such times and places as it deems necessary to fulfill its responsibilities. All Committee members are expected to attend each meeting, in person or via tele-, video- or web-conference. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board set forth in the Company’s Bylaws.

2.The Committee Chairperson shall approve the agenda for the Committee’s meetings, with input from other members, in consultation with management, the Company’s internal audit function, as applicable, and the Company’s Independent Auditors, as appropriate.

3.The Committee shall at least annually meet separately with management, the Company’s internal audit function, as applicable, and representatives of the Company’s Independent Auditors, and shall invite such individuals to its meetings as it deems appropriate, to assist in carrying out its duties and responsibilities. The Committee shall also regularly hold executive sessions without such individuals present.

Charter of the Audit Committee of Advanced Emissions Solutions, Inc.	3

4.The Committee shall report regularly to the Board on its discussions and actions, including any significant issues or concerns that arise at its meetings, and shall make recommendations to the Board as appropriate.

IV.	Duties and Responsibilities

In addition to the items set forth above, the Committee shall have the following duties and responsibilities:

1.At least annually, to obtain and review a report by the Company’s Independent Auditors that describes (1) the accounting firm’s internal quality control procedures, (2) any material issues raised by the most recent internal quality control review, peer review or Public Company Accounting Oversight Board (“PCAOB”) review or inspection of the firm or by any other inquiry or investigation by governmental or professional authorities in the past five years regarding one or more audits carried out by the firm and any steps taken to deal with any such issues, and (3) all relationships between the firm and the Company or any of its subsidiaries; and to discuss with the Company’s Independent Auditors such report and any relationships or services that may impact the objectivity and independence of the Company’s Independent Auditors.

2.At least annually, to evaluate the qualifications, independence and performance of the Company’s Independent Auditors, including an evaluation of the lead audit partner, and to assure the regular rotation of the lead audit partner at the Company’s Independent Auditors and consider regular rotation of the accounting firm serving as the Company’s Independent Auditors. In making its evaluation, the Committee should take into account the opinions of management and the Company’s internal audit function, as applicable.

3.To review and discuss with the Company’s Independent Auditors (1) the auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (2) the overall audit strategy including, without limitation, staffing, coordination of audit efforts to assure completeness of coverage and any use of independent public accountants other than the appointed Independent Auditors of the Company, (3) the scope and timing of the annual audit, (4) any significant risks identified during the auditors’ risk assessment procedures and (5) when completed, the results, including significant findings, of the annual audit.

4.To review and discuss with the Company’s Independent Auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (3) other material written communications between the auditors and management.

5.To review and discuss with the Company’s Independent Auditors and management (1) any audit problems or difficulties, including difficulties encountered by the Company’s

Charter of the Audit Committee of Advanced Emissions Solutions, Inc.	4

Independent Auditors during their audit work (such as restrictions on the scope of their activities or their access to information), (2) any significant disagreements with management and (3) management’s response to these problems, difficulties or disagreements; and to resolve any disagreements between the Company’s Independent Auditors and management.

6.To review with management and the Company’s Independent Auditors: any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles; any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative GAAP methods; and the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements.

7.To keep the Company’s Independent Auditors informed of the Committee’s understanding of the Company’s relationships and transactions with related parties that are significant to the company; and to review and discuss with the Company’s Independent Auditors the auditors’ evaluation of the Company’s identification of, accounting for, and disclosure of its relationships and transactions with related parties, including any significant matters arising from the audit regarding the Company’s relationships and transactions with related parties.

8.To review with management, the Company’s internal audit function, as applicable, and the Company’s Independent Auditors the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Company’s processes, controls and procedures and any special audit steps adopted in light of any material control deficiencies, and any fraud involving management or other employees with a significant role in such processes, controls and procedures, and review and discuss with management and the Company’s Independent Auditors disclosure relating to the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, the Independent Auditors’ report on the effectiveness of the Company’s internal control over financial reporting and the required management certifications to be included in or attached as exhibits to the Company’s annual report on Form 10-K or quarterly report on Form 10-Q, as applicable.

9.To review and discuss with the Company’s Independent Auditors any other matters required to be discussed by PCAOB professional auditing standards regarding required communications with Audit Committees, including, without limitation, the auditors’ evaluation of the quality of the company’s financial reporting, information relating to significant unusual transactions and the business rationale for such transactions and the auditors’ evaluation of the Company’s ability to continue as a going concern.

10.To review and discuss with the Company’s Independent Auditors and management the Company’s annual audited financial statements (including the related notes), the form of audit opinion to be issued by those auditors on the financial statements, the disclosure under

Charter of the Audit Committee of Advanced Emissions Solutions, Inc.	5

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and “Risk Factors” to be included in the Company’s annual report on Form 10-K and the contents of the Chief Executive Officer and Chief Financial Officer certifications pursuant to Sections 302 and 906 of the Exchange Act (the “Certifications”) filed with the Form 10-K before the Form 10-K is filed.

11.To recommend to the Board that the audited financial statements and the MD&A section be included in the Company’s Form 10-K and produce the Audit Committee report required to be included in the Company’s proxy statement.

12.To review and discuss with the Company’s Independent Auditors and management the Company’s quarterly financial statements, the disclosure under MD&A and “Risk Factors” to be included in the Company’s quarterly reports on Form 10-Q and Certifications filed with the Form 10-Q before the Form 10-Q is filed.

13.To review and discuss with management: the Company’s earnings press releases, including the type of information to be included and its presentation and the use of any pro forma or adjusted non-GAAP information, before their release to the public; and any financial information and earnings guidance provided to analysts and ratings agencies, including the type of information to be disclosed and type of presentation to be made.

14.To set clear Company hiring policies for employees or former employees of the Company’s Independent Auditors that participated in any capacity in any Company audit.

15.To establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees and others of concerns regarding questionable accounting or auditing matters.

16.To review and discuss with management the risks faced by the Company, in accordance with the Company’s Enterprise Risk Management (“ERM”) program, and the policies, guidelines and process by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Review and assess the ERM program annually.

17.To review the Company’s compliance with applicable laws and regulations and to review and oversee the Company’s policies, procedures and programs designed to promote and monitor legal and regulatory compliance.

18.To monitor compliance with the Code, to investigate any alleged breach or violation of the Code and approve any exceptions to the Code pursuant to the Code. In coordination with the Nominating and Governance Committee of the Board, establish, review and updated periodically the Code and determine whether management has established a system to enforce

Charter of the Audit Committee of Advanced Emissions Solutions, Inc.	6

the Code. Consult with legal counsel to determine whether the Code is in compliance with all applicable laws, rules and regulations.

19.To review, with the internal and outside legal counsel, legal and regulatory matters, including legal cases against or regulatory investigations of the Company and its subsidiaries, that could have a significant impact on the Company’s financial statements.

20.To review, approve and oversee any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) on an ongoing basis, in accordance with Company policies and procedures, and to develop policies and procedures for the Committee’s approval of related party transactions.

21.To review this Charter at least annually and recommend changes the Committee deems necessary or appropriate to the Board for approval. To review and approve changes the Committee deems necessary or appropriate to its Responsibilities Calendar and policies and procedures at least annually.

22.To perform such other functions consistent with the law and the Company’s Charter and Bylaws as the Board deems necessary or appropriate.

V.	Performance Evaluation

The Committee shall conduct an annual evaluation of the performance of its duties under this Charter and shall present the results of the evaluation to the Board. The Committee shall conduct this evaluation in such manner as it deems appropriate.

Charter of the Audit Committee of Advanced Emissions Solutions, Inc.	7

COMPENSATION COMMITTEE CHARTER

I.
Purpose. The Compensation Committee (“Committee”) is appointed by the Board of Directors of the Company (“Board”) to discharge the Board’s responsibilities relating to the compensation of the Company’s executives.

II.
Composition. The Committee must be comprised of three or more directors as determined by the Board. Committee members shall be appointed by the Board on an annual basis upon the recommendation of the Nominating and Governance Committee and may be removed by the Board at any time for any or no reason. The members of the Committee shall meet the independence requirements of applicable laws, regulations and rules of the Nasdaq Stock Market. In appointing committee members, the Board must find that each member is a “non-employee director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined by Section 162(m) of the Internal Revenue Code. The Committee shall select a Chairperson from among its members who shall serve for a term of not less than one year.

III.
Meetings and Operations. The Committee shall meet at least four times per year and at such additional times as may be deemed necessary or appropriate by the Chairperson and at such times and places and by such means as the Chairperson determines. The Committee may invite executive officers to attend its meetings, but no executive officer shall be present during any deliberations of the Committee regarding such officer’s compensation. The Committee shall keep adequate and accurate minutes of all meetings and Committee members will be furnished with copies of the minutes of each meeting and any action taken by written consent. The Committee shall report regularly to the Board with respect to its activities (no less often than at each regularly scheduled meeting of the Board). A majority of the members of the Committee shall constitute a quorum. The Committee shall be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) applicable laws.

IV.	Authority.

A.	Advisors
The Committee has the sole authority to engage and compensate compensation consultants and legal and other advisors to the Committee. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications. However, the Committee shall not be required to implement or

Adopted September 9, 2015
1

COMPENSATION COMMITTEE CHARTER

act consistently with the advice or recommendations of its compensation consultant, legal counsel or other advisor and the authority granted in this Charter shall not affect the ability of the Committee to exercise its own judgment in fulfilment of its duties. The compensation consultant, outside counsel and any other advisors retained by the Committee shall be independent, as determined in the discretion of the Committee, to the extent required by applicable laws, regulations and rules of the Nasdaq Stock Market. The Committee shall evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K.

B.	Resources
1.The Company shall provide the Committee with appropriate resources to ensure that Committee members receive appropriate orientation briefings and educational resources related to compensation matters relevant to the responsibilities of the Committee.
2.The Company shall provide the funding that the Committee determines is appropriate for advisors to the Committee.
3.The Company shall provide funding for ordinary administrative expenses of the Committee that are necessary or appropriate in connection with its duties.

V.	Responsibilities

1.Establish the Company’s philosophy for executive compensation and review the Company’s executive compensation programs to analyze their alignment with (a) attraction and retention of executive officers, (b) motivation of executive officers to achieve the Company’s business objectives and (c) the long-term interests of the Company’s shareholders.
2.Establish annual and long-term performance goals and objectives for executive officers.
3.Evaluate the performance of the Company’s executive officers in light of approved performance goals and objectives and approve the annual compensation, including salary, bonus and equity compensation, for executive officers. In determining executive compensation, review and consider a tally sheet for each executive officer setting forth all elements of past and current compensation and consider benchmarking of compensation to comparable companies. Establish policies for allocating between short-term and long-term compensation and between cash and non-cash compensation and review annually. Consider the results of the most recent stockholder advisory vote on executive compensation (i.e. Say on Pay Vote).
4.Review and approve the Company’s performance goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (CEO), evaluate the CEO’s performance in light of these objectives and determine and approve the CEO’s compensation based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee shall consider the Company’s performance

Adopted September 9, 2015
2

COMPENSATION COMMITTEE CHARTER

and relative shareholder return, the value of similar programs at comparable companies, the value of past awards and any other factors the Committee considers appropriate.
5.Review and approve compensation packages for new executive officers and any severance or termination packages proposed to be made to officers, as requested by management.
6.Review and discuss with the Board and senior executive officers plans for officer development and corporate succession plans for the CEO and other senior officers.
7.Review, approve and, when appropriate, make recommendations to the Board concerning the Company’s long-term incentive compensation plans, including equity-based plans, which includes the ability to adopt, amend and terminate such plans, and where appropriate or required, recommend for approval by the stockholders of the Company. Unless otherwise delegated by the Board, the Committee will be responsible for administering the Company’s equity-based and employee benefit plans and will discharge any responsibilities imposed on the Committee under those plans, including authorizing grants and awards and determining when grants and awards shall be made.
8.Review the Company’s incentive compensation arrangements to verify that measures (including financial and nonfinancial measures), targets, incentives and other rewards for executive officers and operating personnel are realistic (i.e. not unduly aggressive) and aligned with ethical values and performance related to internal control, and to determine whether they encourage excessive risk-taking. Review and discuss at least annually the relationship between risk management policies and practices and compensation and evaluate compensation policies and practices that could mitigate any such risk. Act to remove or reduce incentives or temptations that might prompt personnel to engage in dishonest, illegal or unethical acts.
9.Establish equity ownership guidelines for executive officers and review each officer’s holdings against such guidelines annually to determine whether such guidelines have been met.
10.In consultation with senior management, establish, review and evaluate the philosophy and long-term strategy of employee compensation and the components of the stock and other compensation plans used by the Company.
11.In consultation with management, oversee regulatory compliance with respect to compensation matters, including an analysis of accounting and tax ramifications to the Company and, if and when required, establishing performance goals and certifying that they have been attained for purposes of Section 162(m) of the Internal Revenue Code.
12.Review and make recommendations with respect to any shareholder proposals related to compensation matters.
13.Review executive compensation disclosures in the Company’s Annual Report on Form 10-K and annual Proxy Statement, including any Compensation Discussion and Analysis (“CD&A”) required by law, discuss with management and recommend to the Board whether the CD&A, if applicable, shall be included in the Annual Report on Form 10-K and Proxy Statement. Prepare an annual report of the Compensation Committee for

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COMPENSATION COMMITTEE CHARTER

inclusion in the Annual Report and Proxy Statement in accordance with SEC rules. Review and approve the compensation with respect to any related party transaction, including any transaction required to be disclosed under applicable SEC rules (currently Item 404 of Regulation S-K promulgated by the SEC) in accordance with the Company’s Statement of Policy with respect to Related Party Transactions.
14.Conduct an annual self-assessment with the goal of continuing improvement, in any manner as it deems appropriate, and present the results of the evaluation to the Board.
15.Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Charter to the Board.
The Committee will perform such other functions consistent with law and the Company’s charter and bylaws as the Board of Directors deems necessary or appropriate

Adopted September 9, 2015
4

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

I.
Purpose. The Nominating and Governance Committee (“Committee”) is appointed by the Board of Directors of the Company (“Board”) to: (1) identify individuals qualified to become members of the Board, (2) recommend director candidates to the Board for nomination for election at the annual meeting of shareholders and to fill any vacancies on the Board that may occur between annual meetings of shareholders, and (3) develop, periodically review and recommend to the Board a Code of Conduct that will apply to the Company.

II.
Composition. The Committee must be comprised of three or more Directors as determined by the Board. Committee members shall be appointed by the Board on an annual basis upon the recommendation of the Committee and may be removed by the Board at any time for any or no reason. The members of the Committee shall meet the independence requirements of applicable laws, regulations and rules of the Nasdaq Stock Market. In appointing Committee members, the Board must find that each member is a “non-employee director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined by Section 162(m) of the Internal Revenue Code. The Committee shall select a Chairperson from among its members who shall serve for a term of not less than one year.

III.
Meetings and Operations. The Committee shall meet as often as may be deemed necessary or appropriate by the Chairperson and at such times and places and by such means as the Chairperson shall determine. The Committee may invite other Directors or executive officers to attend its meetings if in the opinion of the Committee such attendance would facilitate the purposes of the Committee and not compromise its independence. The Committee shall keep adequate and accurate minutes of all meetings and Committee members will be furnished with copies of the minutes of each meeting and any action taken by written consent. The Committee shall report regularly to the Board with respect to its activities (no less often than at each regularly scheduled meeting of the Board). A majority of the members of the Committee shall constitute a quorum. The Committee shall be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) applicable laws.

IV.	Authority.
A. Advisors. The Committee has sole authority to retain and terminate outside counsel to the Committee, any search firm used to identify director candidates, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms' fees and other retention terms. Any outside counsel and other advisors retained by the Committee shall be independent, as determined in the discretion of the Committee, to the extent required by applicable laws, regulations and rules of the Nasdaq Stock Market. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged

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NOMINATING AND GOVERNANCE COMMITTEE CHARTER

communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.
The Committee shall receive appropriate funding from the Company, as determined by the Committee, to pay the fees of any such counsel and advisors.
B. Resources. The Committee will have the resources and authority necessary to discharge its duties and responsibilities. In furtherance thereof:
1.The Company shall provide the Committee with appropriate resources to ensure that Committee members receive appropriate orientation briefings and educational resources related to matters relevant to the responsibilities of the Committee.
2.The Company shall provide the funding that the Committee determines is appropriate to the Committee, including funding for ordinary administrative expenses of the Committee that are necessary or appropriate in connection with its duties.

V.	Responsibilities and Procedures.

A.	Nominating and Personnel Recommendation Functions. In furtherance of its role in the nominating and election processes, the Committee shall have the following responsibilities:

1.
Identify and recommend to the Board the nominees to be submitted to the Company's shareholders for election as directors at each annual meeting of shareholders (including giving due consideration to any candidates properly recommended by shareholders), and consider and make recommendations to the Board regarding individuals to fill any vacancies occurring on the Board from time to time.

2.	Promulgate and publish appropriate procedures to allow shareholders to suggest potential nominees to serve as directors of the Company.

3.	Assist in interviewing and recruiting candidates for the Board.

4.	Qualifications to be considered by the Committee in assessing director candidates shall include (but not necessarily be limited to) the following:

a.
An understanding of business and financial affairs and the complexities of an organization that operates as a “public” company in the business of the Company. Although a career in business shall not be considered essential, a nominee should have a proven record of competence and accomplishments through leadership in industry, education, a profession or government, and should demonstrate a willingness to maintain a committed relationship to the Company as a director;

b.	A genuine interest in representing all of the Company’s shareholders and the interests of the Company overall;

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NOMINATING AND GOVERNANCE COMMITTEE CHARTER

c.	A willingness and ability to spend the necessary time required to function effectively as a director;

d.	An open-minded approach to matters and the resolve and ability to independently analyze matters presented for consideration;

e.	A reputation for honesty and integrity that is above reproach;

f.	As appropriate, qualifications required of independent directors by the Nasdaq Stock Market and applicable law; and

g.
As to any candidate who is an incumbent director (who continues to be otherwise qualified), the extent to which the continuing service of such person would promote stability and continuity in the Boardroom as a result of such person’s familiarity and insight into the Company’s affairs, and such person’s prior demonstrated ability to work with the Board as a collective body. Accordingly, the process of the Committee shall reflect the Company's practice of re-nominating incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, whom the Committee believes will continue to make important contributions to the Board, and who agree to continue their service on the Board.

5.	Recommend annually (or more often if needed) to the Board an individual or individuals for appointment as Chairperson of the Board and Chief Executive Officer of the Company.

6.
Review annually (or more often if needed) the Chief Executive Officer's recommendations for individuals to be appointed as executive officers of the Company, and to analyze and recommend, in turn, appropriate persons for such roles to the Board.

B.	Governance. In furtherance of its role in assuring appropriate corporate governance, the Committee shall have the following responsibilities:

1.
Develop and recommend to the Board the Company's Code of Conduct, review the Code of Conduct no less than annually, recommend any changes to the Board as are considered necessary and appropriate and ensure that the Code of Conduct is distributed to and acknowledged by all employees and directors of the Company.

2.	Monitor, in conjunction with the Company’s Audit Committee and any other appropriate committee, compliance with the Code of Conduct.

3.
Evaluate annually and report to the Board concerning the performance and effectiveness of the Board in fulfilling their responsibilities in a manner that serves the interests of the Company’s shareholders.

4.
Periodically review (no less than annually or more often if appropriate) the size and composition of the Board and its committees, including charters, structure, operations and reporting of each of the committees, and

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NOMINATING AND GOVERNANCE COMMITTEE CHARTER

recommend to the Board any changes thereto as are appropriate, following consultation with the Chairperson of any affected committee.

5.
Establish a process for assessing director independence and make recommendations to the Board no less than annually regarding whether each non-management director is “independent” as defined by Nasdaq Stock Market rules and applicable laws and regulations and disclose this information in the proxy statement or annual report on Form 10-K, as applicable.

6.
Recommend annually to the Board, after the review of each member's qualifications, the members for appointment to each of the committees of the Board, including the Chairperson for each committee, and recommend to the Board the removal of any member from a committee as appropriate.

7.	Review any Director's change in primary activity, which change shall be reported to the Committee by the Director as soon as possible.

8.
Review at least annually a list of the Board of Directors and management committees (or similar governing bodies) of any non-affiliated legal entity on which executive officers serve. The Chief Executive Officer shall submit recommendations as to all such proposed commitments of executive officers and the Committee shall approve in advance all such commitments of the Chief Executive Officer, who shall then convey such approvals to the executive officers.

9.	Review and comment upon the Company's public disclosures with respect to corporate governance and related matters as to which the Committee has responsibility.

10.	Review the manner and process by which major matters are brought to the Board for review and approval.

11.
Review annually the Company's directors’ and officers’ insurance policies, if any, and indemnification provisions and make recommendations to the Board as to any changes considered necessary and appropriate.

12.
Approve any waivers from the Code of Conduct for executive officers and directors and oversee prompt disclosure of any such waivers to shareholders as required by the rules of the Nasdaq Stock Market and applicable law.

13.	Review and assess annually the performance of the Committee and report the results of such evaluation to the Board.

14.	Review and assess annually the adequacy of the Committee's Charter and recommend to the Board any proposed changes to the Committee Charter that the Committee considers necessary and appropriate.

15.	Review periodically and recommend to the Board appropriate compensation (including annual retainers and meeting fees) for non-

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NOMINATING AND GOVERNANCE COMMITTEE CHARTER

management directors; provided, however, that no member of the Committee shall act to fix his or her own compensation except for uniform compensation to directors for their services as such. The review to be conducted hereunder shall include assessment of the Company's Board compensation in relation to other comparable U.S. companies to ensure that the compensation offered by the Company is competitive and supports the ability of the Company to attract and retain the most qualified candidates.

16.	Periodically review the adequacy of the succession plan for officers and recommend to the Board any changes and any candidates for succession under the plan.

17.	Periodically review, and update as necessary, the Company orientation program for new directors and the continuing education program for current directors.

Adopted September 9, 2015

DISTRICT COURT, COUNTY OF DOUGLAS, COLORADO 4000 Justice Way, Suite 2009 Castle Rock, CO 80109
IN RE ADVANCED EMISSIONS SOLUTIONS, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	▲ FOR COURT USE ONLY ▲ Civil Action No.: 2014CV30709 Courtroom/Division:
[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE
WHEREAS, the parties to the above-captioned consolidated shareholder derivative action (the “Consolidated Action”) have made an application, pursuant to Colorado Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the Stipulation of Settlement dated September 30, 2016 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed settlement (the “Settlement”) and dismissal of the Consolidated Action with prejudice; and (ii) approving the form and content of dissemination of notice of the Settlement to Current ADES Stockholders;
WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and
WHEREAS, the Court has read and considered the Stipulation and the exhibits annexed thereto, and all Settling Parties have consented to the entry of this Preliminary Approval Order,
NOW THEREFORE, IT IS HEREBY ORDERED:

1.
The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Consolidated Action.

2.
A hearing (the “Settlement Hearing”) shall be held before the Court on _____________________ ____, 2016 at ______ __.m., at the District Court, County of Douglas, Colorado, 4000 Justice Way, Suite 2009, Castle Rock, CO 80109, to determine: (i) whether the terms and conditions of the Settlement set forth in the Stipulation are fair, reasonable, and adequate to ADES and Current ADES Stockholders and should be finally approved by the Court; (ii) whether a Judgment finally approving the Settlement, substantially in the form of Exhibit I attached to the Stipulation, should be entered, dismissing the Consolidated Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsel’s Fee Award should be finally approved. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate.

3.
The Court approves, as to form and content, the Notice attached as Exhibit G to the Stipulation and the Summary Notice attached as Exhibit H to the Stipulation, and finds that the dissemination of the Stipulation, Notice and Summary Notice substantially in the manner and form set forth in this Order meets the requirements of Colorado Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to Current ADES Stockholders and all other Persons entitled thereto.

4.
On October 6, 2016, ADES filed with the Securities and Exchange Commission (“SEC”) a Form 8-K describing the Stipulation. A copy of the Stipulation was attached to the Company’s Form 8-K filed with the SEC on October 6, 2016. Not later than ten (10) business days following entry of this Order, ADES shall (i) issue a press release or Form 8-K announcing entry of the Order and attaching a copy of the Order and the court-approved notice to shareholders; (ii) cause the Summary Notice to be published one time in a 1/10th page (or smaller) ad in the Investor’s Business Daily; and (iii) post copies of the Stipulation and Notice to the Company’s website. Not later than ten (10) business days following entry of this Order, Robbins Arroyo LLP (counsel for one of the Co-Lead Plaintiffs) shall post copies of the Stipulation and Notice to its firm website.

5.
All papers in support of the Settlement and the Fee Award shall be filed with the Court and served at least twenty-one (21) calendar days prior to the Settlement Hearing, and any reply papers shall be filed with the Court at least seven (7) calendar days prior to the Settlement Hearing.

6.
Any Current ADES Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be finally approved as fair, reasonable, and adequate, why the Judgment should not be entered thereon, or why the Fee Award should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current ADES Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee Award, unless that Stockholder has, at least fourteen (14) calendar days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of current ownership of ADES common stock, including the number of shares of ADES common stock and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the Current ADES Stockholder or his, her, or its attorney has objected to a settlement in the last three years; (2) if a Current ADES Stockholder intends to appear and requests to be heard at the Settlement Hearing, such Current ADES Stockholder must

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have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such Current ADES Stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the Current ADES Stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current ADES Stockholder files a written objection and/or written notice of intent to appear, such Stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such Current ADES Stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

George C. Aguilar
ROBBINS ARROYO LLP
600 B Street, Suite 1900
San Diego, California 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
Eric L. Zagar
KESSLER TOPAZ MELTZER & CHECK LLP
280 King of Prussia Road
Radnor, Pennsylvania 19087
Phone: (610) 667-7706
Fax: (267) 948-2512
Co-Lead Counsel for Lead Plaintiffs

Gregory J. Kerwin
GIBSON, DUNN & CRUTCHER LLP
1801 California Street, Suite 4200
Denver, Colorado 80202-2642
Telephone: (303) 298-5700
Facsimile: (303) 313-2829
Counsel for Michael D. Durham, C. Jean Bustard, Sharon M. Sjostrom, Christine B. Amrhein, W. Phillip Marcum, Alan Bradley Gabbard, Kim B. Clarke, Derek C. Johnson, Paul A. Lang, Jeffrey C. Smith, Richard J. Swanson, Robert E. Shanklin, Ronald B. Johnson and Robert N. Caruso
Steven M. Kaufmann
Nicole Serfoss
MORRISON & FOERSTER LLP
4200 Republic Plaza
370 Seventeenth Street
Denver, CO 80202
Telephone: (303) 592-2257
Fax: (303) 592-1520
Counsel for Mark H. McKinnies

Any Current ADES Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee Award, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of this Consolidated Action with prejudice, and any and all of the releases set forth in the Stipulation.

7.
At least ten (10) business days prior to the Settlement Hearing, Defendants’ Counsel shall serve on Plaintiffs’ Counsel in the Consolidated Action, and file with the Court, proof, by affidavit or declaration, of the dissemination of the Stipulation, Notice and Summary Notice.

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8.
All Current ADES Stockholders shall be bound by all orders, determinations, and judgments in the Consolidated Action concerning the Settlement, whether favorable or unfavorable to Current ADES Stockholders.

9.
Pending final determination of whether the Settlement should be approved, neither Plaintiffs or Plaintiffs’ Counsel, nor any Current ADES Stockholders or other Persons, either directly, representatively, or derivatively on behalf of ADES, or in any other capacity, shall commence or prosecute, or in any way instigate or participate in the commencement or prosecution of, any action or proceeding asserting any Released Claims against any of the Individual Defendants, ADES, or any other Released Person, in any court or tribunal.

10.
The fact and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement shall not be offered, received, referred to, or used in any way against the Settling Parties or any Released Person as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault misrepresentation or omission by any of the Settling Parties or Released Person with respect to:

(a) the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Actions or in any litigation, or the deficiency or infirmity of any defense that has been or could have been asserted in the Actions or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;
(b) any statement or written document approved, issued, or made by any Released Person, or against Plaintiffs as evidence of any infirmity in their claims; or
(c) any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal.
The fact that ADES has implemented, or has agreed to implement, changes, modifications, or enhancements to its corporate governance policies and practices shall not be construed as an admission that any such enhanced policies or practices are legally required, or to the extent such policies or practices were not in place in the past, constituted a failure of compliance, a breach of any duty, or any other wrongdoing.
If finally approved, the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar

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or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

11.
If the Stipulation is terminated pursuant to its terms, or the Effective Date does not otherwise occur, all proceedings in the Consolidated Action will revert to their status as of the date immediately preceding the date of the Stipulation.

12.
The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current ADES Stockholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current ADES Stockholders.

IT IS SO ORDERED.

DATED: _______________________
Paul A. King District Judge

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DISTRICT COURT, COUNTY OF DOUGLAS, COLORADO 4000 Justice Way, Suite 2009 Castle Rock, CO 80109
IN RE ADVANCED EMISSIONS SOLUTIONS, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	▲ FOR COURT USE ONLY ▲ Civil Action No.: 2014CV30709 Courtroom/Division:
NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION
TO:    ALL OWNERS OF ADVANCED EMISSION SOLUTIONS, INC. COMMON STOCK (TICKER SYMBOL: ADES) AS OF SEPTEMBER 30, 2016 (“CURRENT ADES STOCKHOLDERS”), WHO CONTINUE TO OWN SUCH SHARES

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, STOCKHOLDERS OF ADES WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to Colorado Rule of Civil Procedure 23.1 and an Order from the Honorable Paul A. King of the District Court for the County of Douglas, Colorado (the “Court”), that a proposed settlement agreement (the “Settlement”) has been reached among Plaintiffs, on behalf of themselves and derivatively on behalf of Advanced Emissions Solutions, Inc. (“ADES” or the “Company”), the Individual Defendants, and ADES in connection with the above-captioned consolidated stockholder derivative action entitled In re Advanced Emissions Solutions, Inc. Shareholder Derivative Litigation, Case No. 2014CV30709 (the “Consolidated Action”).
Plaintiffs filed complaints in the Consolidated Action derivatively on behalf of ADES to remedy the alleged harm caused to the Company by the Individual Defendants’ alleged breach of their fiduciary duties and other alleged misconduct. The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Consolidated Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Consolidated Action with prejudice.
As explained below, a Settlement Hearing shall be held before the Court on _____________________ ___, 2016 at _______ __.m., before the Honorable Paul A. King, at the District Court, County of Douglas, Colorado, 4000 Justice Way, Suite 2009, Castle Rock, CO 80109, to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court and whether an award of attorneys’ fees and reimbursement of expenses for Plaintiffs’ counsel (the “Fee Award”), should be approved. You have the right to object to the Settlement and the Fee Award in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) calendar days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be forever bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.
This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Consolidated Action, but is merely to advise you of the proposed Settlement and of your rights as a Current ADES Stockholder.

I.	INTRODUCTION

A.	Background of the Consolidated Action
On June 27, 2014, plaintiff Dull initiated a shareholder derivative action in this Court on behalf of ADES, captioned Dull v. Durham, et al., Case No. 2014CV30709 (the “Dull Action”). Plaintiff Dull asserted claims against certain of the Individual Defendants for breach of the fiduciary duties of loyalty and good faith and unjust enrichment. On July 2, 2014, plaintiff Brown initiated a shareholder derivative action in the District Court for the City and County of Denver on behalf of ADES, captioned Brown v. Durham, et al., Case No. 2014CV32606. Plaintiff Brown asserted claims against certain of the Individual Defendants for breach of fiduciary duty, waste of corporate assets, and unjust enrichment. On July 17, 2014, plaintiff Brown moved to dismiss his derivative

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complaint without prejudice. On July 23, 2014, the Denver District Court granted Brown’s motion to dismiss his complaint without prejudice. On August 1, 2014, plaintiff Brown re-filed his shareholder derivative complaint in this Court on behalf of ADES, captioned Brown v. Durham, et al., Case No. 2014CV30814 (the “Brown Action”).
Plaintiffs alleged that the Individual Defendants breached their fiduciary duties by, inter alia, allegedly failing to maintain adequate internal and financial controls in connection with the restatement of the Company’s historical financial statements. Plaintiffs further alleged that certain of the Individual Defendants wasted corporate assets and were unjustly enriched in connection with compensation paid during the restatement periods.
On August 19, 2014, Plaintiffs, ADES, and the Individual Defendants filed with the Court a Stipulation and Proposed Order Consolidating Actions, Appointing Co-Lead Plaintiffs and Co-Lead Counsel and Staying Consolidated Action. On August 28, 2014, the Court approved this stipulation and proposed order, which consolidated the Dull Action with the Brown Action under the caption In re Advanced Emissions Solutions, Inc. Shareholder Derivative Litigation, Consol. Civil Action No. 2014CV30709, appointed Plaintiffs Dull and Brown as Co-Lead Plaintiffs in the Consolidated Action, appointed the law firms of Kessler Topaz Meltzer & Check, LLP and Robbins Arroyo LLP as Co-Lead Counsel for Co-Lead Plaintiffs in the Consolidated Action, and stayed the Consolidated Action until at least 30 days after a decision by the U.S. District Court for the District of Colorado on the defendants’ motion to dismiss a related securities class action, captioned United Food and Commercial Workers Union and Participating Food Industry Employers Tri-State Pension Fund v. Advanced Emissions Solutions, Inc., Civil Action No. 14-cv-01243-CMA-KMT (the “Class Action”).

B.	The Settlement Negotiations
In March 2016, the Settling Parties agreed to engage in discussions regarding a potential resolution of the Consolidated Action, and in furtherance thereof, to attend a mediation of the Consolidated Action (the “Mediation”) with Jed Melnick, Esq. of JAMS (the “Mediator”), an experienced and well-respected mediator. On May 24, 2016, the Settling Parties participated in an in-person mediation of the Consolidated Action in New York City, New York. ADES and counsel for certain of the Defendants participated in a separate Mediation of the Class Action on that same date, during which a tentative settlement was reached with respect to the Class Action. During the Mediation, a tentative settlement was reached with respect to the Class Action, and the Settling Parties reached agreement on some of the material terms for settlement of the Consolidated Action. After extensive discussions over the next seven weeks with assistance from the Mediator, the Settling Parties reached an agreement-in-principle to resolve the Consolidated Action, subject to approval by the Board and the Settling Parties’ agreement on final documentation. On July 18, 2016, the Settling Parties executed a Term Sheet setting forth the terms of such agreement-in-principle (the “Term Sheet”). As a condition of the settlement reflected in this Stipulation (“Settlement”), ADES agreed to present to its Board for approval certain corporate governance reforms, the terms of which are fully set forth in Exhibits B–E to the Stipulation. The Settling Parties negotiated at arm’s length

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and with the assistance of the Mediator that Defendants or their insurers will not oppose Plaintiffs’ request for a reasonable fee award to Plaintiffs’ counsel in an amount up to $550,000. Following the execution of the Term Sheet, the Plaintiffs engaged in confirmatory discovery, including the Company’s production of three non-public documents to Plaintiffs and Plaintiffs’ interviews of the Company’s Chief Executive Officer, Heath Sampson, and Vice President of Risk, Process and Controls, Christine Bellino, on July 26, 2016. After review of such documents and the completion of the interviews, Plaintiffs concluded that the terms of the Settlement are fair, reasonable and adequate to ADES and its stockholders. At its meeting on August 11, 2016, the Board approved the terms of the Settlement (subject to having the company’s counsel address one issue before they sign the Settlement, which was subsequently addressed) and adopted the corporate governance reforms set forth in Exhibits B and C (the Board had previously adopted the corporate governance reforms in Exhibits D and E). The parties agreed to sign the final Stipulation and Agreement of Settlement as of September 30, 2016.

II.	PLAINTIFFS’ COUNSELS’ INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFIT OF SETTLEMENT
Plaintiffs believe that the claims they have asserted in the Consolidated Action on behalf of ADES have merit. Plaintiffs, however, recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Consolidated Action against the Individual Defendants through trial and appeals. Plaintiffs and their counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Consolidated Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and their counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Consolidated Action. Based on their evaluation, Plaintiffs and their counsel have determined that the Settlement set forth in the Stipulation is in the best interests of ADES. Plaintiffs and their counsel believe that the Settlement set forth in the Stipulation confers substantial benefits upon ADES and its shareholders. Plaintiffs and their counsel base this conclusion upon, among other things, Plaintiffs’ Counsel’s extensive investigation during the development, prosecution and settlement of the Consolidated Action, which included, inter alia: (i) inspecting, reviewing and analyzing the Company’s press releases and filings with the Securities and Exchange Commission (“SEC”) and other publicly available information; (ii) researching corporate governance issues; (iii) researching the applicable law with respect to the claims asserted in the Consolidated Action and the potential defenses thereto; (iv) reviewing certain non-public documents produced by the Company; and (v) interviewing the Company’s Chief Executive Officer, Heath Sampson, and Vice President of Risk Process and Controls, Christine Bellino.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Consolidated Action and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage

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against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Consolidated Action and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to ADES or its shareholders, or any wrongdoing whatsoever. Had the terms of the Stipulation not been reached, the Individual Defendants would have continued to contest vigorously Plaintiffs’ allegations, and the Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Consolidated Action. Defendants maintain that ADES always has been, and continues to be, committed to the implementation, enhancement and enforcement of rigorous corporate governance measures.
Without admitting the validity of any of the claims that Plaintiffs have asserted in the Consolidated Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into the Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Consolidated Action. Neither the Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, may be construed as, or may be used as an admission of, or evidence of, the truth or validity of any of the Released Claims, of any claims or allegations made in the Consolidated Action, or of any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as an admission of, or evidence of, any fault, omission, negligence, or wrongdoing by the Defendants, or any concession of liability whatsoever; or (c) is, may be construed as, or may be used as an admission of, or evidence of, a concession by any Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in these Consolidated Action or otherwise.

IV.	THE SETTLEMENT HEARING
The Settlement Hearing will be held before the Court on _____________________ ___, 2016 at _______ __.m., before the Honorable Paul A. King, at the District Court, County of Douglas, Colorado, 4000 Justice Way, Suite 2009, Castle Rock, CO 80109, to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Judgment approving the Settlement, substantially in the form of Exhibit J attached to the Stipulation, should be entered, dismissing the Consolidated Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsel’s Fee Award should be approved. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate. The Court may adjourn the date of the Settlement Hearing without further notice to Current ADES Stockholders, and the Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice.

V.	THE SETTLEMENT

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The terms and conditions of the proposed Settlement are set forth fully in the Stipulation. The following is only a summary of its terms.
In consideration for the Settlement, ADES shall adopt, or if already adopted, shall continue to maintain, certain corporate governance reforms (the “Reforms”), the terms of which are fully set forth in Exhibits A–E attached to the Stipulation (key changes from prior corporate governance materials are described in Exhibit A to the Term Sheet, which Plaintiffs have filed with the Court with their motion for preliminary approval of the Settlement). The Reforms relate to the duties and responsibilities of the Board of Directors and certain of its committees and the adoption of majority voting for the election of directors, a compensation clawback policy and certain accounting reforms.
Since the Consolidated Action was initiated, ADES has implemented a number of improvements to its corporate governance practices, business operations, and system of internal controls. The Consolidated Action, and other actions and regulatory proceedings, among other factors, significantly contributed to ADES’s evaluation of, and implementation of, certain changes to the Company’s structure, policies, and procedures to protect the Company from the risk of future losses, damages, litigation, and regulatory proceedings. ADES acknowledges that the pendency and settlement of the Consolidated Action is a material factor in the Company’s decision to adopt and/or enact changes, modifications, and enhancements to previously instituted remedial measures as well as the other Reforms set forth in Exhibits A–E to the Stipulation. The Settling Parties agree that the Reforms will provide benefits to ADES and Current ADES Stockholders.
ADES has already taken or will take within the time period described in Exhibit A to the Stipulation all necessary steps to adopt and implement the Reforms. Unless otherwise stated, the Reforms will stay in effect for at least four (4) years from the date of Court approval of the Settlement, except that ADES will not be required to continue a particular corporate governance measure if compliance with law or regulations requires different governance measures or the structure or business activities of ADES has changed in such a material way that such measure is no longer relevant to ADES’s current business operations. A determination that a particular corporate governance measure is no longer required or relevant to the Company’s current business operations must be made by majority vote of the independent directors and any amendments to governance documents made as a result of such determination will be disclosed as required by law and posted to ADES’s website.

VI.	DISMISSAL AND RELEASES
In connection with the Court’s approval of the Settlement, the Settling Parties will jointly request entry of the Judgment by the Court, dismissing with prejudice all claims that Plaintiffs have alleged in the Consolidated Action and any other Released Claims.
Upon the Effective Date, ADES, Plaintiffs (individually and derivatively on behalf of ADES), and each of ADES’s stockholders (solely in their capacity as ADES stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released,

6

relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with, the defense, settlement or resolution of the Consolidated Action against the Released Persons. ADES, Plaintiffs (individually and derivatively on behalf of ADES) and each of ADES’s stockholders (solely in their capacity as ADES stockholders) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims and any claims arising out of, relating to, or in connection with the defense, settlement or resolution of the Consolidated Action, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons.
Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ADES with respect to any of Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ADES with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ADES. Notwithstanding the foregoing, nothing herein is intended to release any indemnification, advancement or insurance claims that any Released Person has or may have under any insurance policy, contract, bylaw or charter provision, or under Delaware law, including but not limited to any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.
Nothing in this Notice or the Stipulation shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

VII.	ATTORNEYS’ FEES AND EXPENSES
In recognition of the benefits provided to ADES and Current ADES Stockholders as a result of the Settlement, ADES has agreed not to oppose, and cause its insurers to pay to Plaintiffs’ Counsel an award of attorneys’ fees and expenses not to exceed the total amount of $550,000.00 (the “Fee Award”), subject to approval by the Court. As discussed above, as part of the mediation process and with assistance from the Mediator, the Defendants and their insurers agreed not to oppose a reasonable fee award in an amount not to exceed $550,000. Defendants shall have no responsibility for the allocation or distribution of the Fee Award amongst Plaintiffs’ Counsel.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING
Any Current ADES Stockholder who continues to own their ADES stock may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, why Judgment should not be entered thereon, or why

7

the Fee Award should not be approved; provided, however, unless otherwise ordered by the Court, that no Current ADES Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered approving the Settlement, or the Fee Award, unless that Current ADES Stockholder has, at least fourteen (14) calendar days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of current ownership of ADES common stock, including the number of shares of ADES common stock and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the Current ADES Stockholder or his, her, or its attorney has objected to a settlement in the last three years; (2) if a Current ADES Stockholder intends to appear and requests to be heard at the Settlement Hearing, such Current ADES Stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such Stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the Current ADES Stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current ADES Stockholder files a written objection and/or written notice of intent to appear, such Stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such Current ADES Stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

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George C. Aguilar
ROBBINS ARROYO LLP
600 B Street, Suite 1900
San Diego, California 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Eric L. Zagar
KESSLER TOPAZ MELTZER & CHECK LLP
280 King of Prussia Road
Radnor, Pennsylvania 19087
Phone: (610) 667-7706
Fax: (267) 948-2512

Co-Lead Counsel for Lead Plaintiffs

Gregory J. Kerwin
GIBSON, DUNN & CRUTCHER LLP
1801 California Street, Suite 4200
Denver, Colorado 80202-2642
Telephone: (303) 298-5700
Facsimile: (303) 313-2829
Counsel for Michael D. Durham, C. Jean Bustard, Sharon M. Sjostrom, Christine B. Amrhein, W. Phillip Marcum, Alan Bradley Gabbard, Kim B. Clarke, Derek C. Johnson, Paul A. Lang, Jeffrey C. Smith, Richard J. Swanson, Robert E. Shanklin, Ronald B. Johnson and Robert N. Caruso

Steven M. Kaufmann
Nicole Serfoss
MORRISON & FOERSTER LLP
4200 Republic Plaza
370 Seventeenth Street
Denver, CO 80202
Telephone: (303) 592-1500
Fax: (303) 592-1520
Counsel for Mark H. McKinnies

Any Current ADES Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and the Fee Award, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of the Consolidated Action with prejudice, and any and all of the releases set forth in the Stipulation.

IX.	CONDITIONS FOR SETTLEMENT
The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Judgment by the Court; (2) the Judgment has become Final; and (3) the dismissal order becomes Final. If, for any reason, any one of the conditions described in the Stipulation is not met and/or the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Settling Parties will be restored to their respective positions as of the date immediately preceding the date of the Stipulation.

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X.	EXAMINATION OF PAPERS AND INQUIRIES
This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Consolidated Action, reference is made to the Stipulation, a copy of which is available at http://www.advancedemissionssolutions.com/ or http://www.robbinsarroyo.com/. Any inquiries regarding the Settlement or the Consolidated Action should be addressed in writing to the following:

George C. Aguilar ROBBINS ARROYO LLP 600 B Street, Suite 1900 San Diego, California 92101 Telephone: (619) 525-3990 Facsimile: (619) 525-3991	Eric L. Zagar KESSLER TOPAZ MELTZER & CHECK LLP 280 King of Prussia Road Radnor, Pennsylvania 19087 Phone: (610) 667-7706 Fax: (267) 948-2512
Co-Lead Counsel for Plaintiffs in the Consolidated Action

PLEASE DO NOT CALL OR WRITE THE COURT REGARDING THIS NOTICE.

DATED: ________________, 2016	BY ORDER OF THE DISTRICT COURT FOR THE COUNTY OF DOUGLAS, COLORADO

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DISTRICT COURT, COUNTY OF DOUGLAS, COLORADO 4000 Justice Way, Suite 2009 Castle Rock, CO 80109
IN RE ADVANCED EMISSIONS SOLUTIONS, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	▲ FOR COURT USE ONLY ▲ Civil Action No.: 2014CV30709 Courtroom/Division:
SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION

TO:	ALL OWNERS OF ADVANCED EMISSIONS SOLUTIONS, INC. (“ADES”) COMMON STOCK (TICKER SYMBOL: ADES) AS OF SEPTEMBER 30, 2016 (“CURRENT ADES STOCKHOLDERS”), WHO CONTINUE TO OWN SUCH SHARES
THIS NOTICE IS GIVEN pursuant to an order of the District Court for the County of Douglas, Colorado (the “Court”), to inform you of a proposed stipulated settlement (the “Settlement”) in the above-captioned derivative action (the “Consolidated Action”). The Consolidated Action brought derivatively on behalf of Advanced Emissions Solutions, Inc. (“ADES”), against certain of its current and former directors and officers, alleges breaches of fiduciary duty and other claims.
YOU ARE HEREBY NOTIFIED THAT a hearing (the “Settlement Hearing”) will be held on ________________, 2016, at __:____ __.m., before the Honorable Paul A. King, at the District Court, County of Douglas, Colorado, 4000 Justice Way, Suite 2009, Castle Rock, CO 80109, for the purpose of determining whether the Settlement should be approved as fair, reasonable, and adequate and whether an award of attorneys’ fees and reimbursement of expenses for Plaintiffs’ counsel (the “Fee Award”) should be approved. Because this is a stockholder derivative action brought for the benefit of ADES, no individual Current ADES Stockholder has the right to receive any individual compensation as a result of the Settlement. In accordance with the terms of the Settlement, and in consideration for certain releases, ADES has agreed to implement certain corporate governance reforms, to be administered by ADES and the ADES Board of Directors. THIS ACTION IS NOT A “CLASS ACTION.” THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR MONETARY PAYMENT.
IF YOU ARE AN OWNER OF ADES COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT. This notice contains only a summary of the Actions and the terms of the Settlement. If you are a Current ADES Stockholder, you may obtain a copy of a detailed Notice to Current ADES Stockholders (the “Notice”) describing the Actions, the proposed Settlement, and the rights of Current ADES Stockholders with regard to the Settlement, as well as a copy of the Stipulation of Settlement, by visiting the website http://www.advancedemissionssolutions.com/ or the website http://www.robbinsarroyo.com/. Should you have any other questions regarding the proposed Settlement of the Actions, please contact counsel for the Plaintiffs in the Consolidated Action:

George C. Aguilar ROBBINS ARROYO LLP 600 B Street, Suite 1900 San Diego, California 92101 Telephone: (619) 525-3990 Facsimile: (619) 525-3991	Eric L. Zagar KESSLER TOPAZ MELTZER & CHECK LLP 280 King of Prussia Road Radnor, Pennsylvania 19087 Phone: (610) 667-7706 Fax: (267) 948-2512
Any Current ADES Stockholder may object and/or appear and show cause, if he, she or it has any concern, why the Settlement should not be finally approved as fair, reasonable, and adequate, why Judgment should not be entered thereon, or why the Fee Award should not be approved; provided, however, that no Current ADES Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered approving the Settlement, or the Fee Award, unless that Stockholder has filed at least fourteen (14) calendar days prior to the Settlement Hearing an objection with the Court. Any objection to the Settlement or Fee Award must be filed, in accordance with the procedures set forth in the Notice, with the Honorable Paul A. King, care of the Clerk of the Court (District Court, County of Douglas, Colorado, 4000 Justice Way, Suite 2009, Castle Rock, CO 80109), no later than ________________, 2016 and served by hand or first class mail (postage prepaid) for delivery by the same date on Plaintiffs’ counsel and on counsel for Defendants:

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George C. Aguilar
ROBBINS ARROYO LLP
600 B Street, Suite 1900
San Diego, California 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Eric L. Zagar
KESSLER TOPAZ MELTZER & CHECK LLP
280 King of Prussia Road
Radnor, Pennsylvania 19087
Phone: (610) 667-7706
Fax: (267) 948-2512

Co-Lead Counsel for Lead Plaintiffs

Gregory J. Kerwin
GIBSON, DUNN & CRUTCHER LLP
1801 California Street, Suite 4200
Denver, Colorado 80202-2642
Telephone: (303) 298-5700
Facsimile: (303) 313-2829
Counsel for Michael D. Durham, C. Jean Bustard, Sharon M. Sjostrom, Christine B. Amrhein, W. Phillip Marcum, Alan Bradley Gabbard, Kim B. Clarke, Derek C. Johnson, Paul A. Lang, Jeffrey C. Smith, Richard J. Swanson, Robert E. Shanklin, Ronald B. Johnson and Robert N. Caruso

Steven M. Kaufmann
Nicole Serfoss
MORRISON & FOERSTER LLP
4200 Republic Plaza
370 Seventeenth Street
Denver, CO 80202
Telephone: (303) 592-1500
Fax: (303) 592-1520
Counsel for Mark H. McKinnies

PLEASE DO NOT CALL OR WRITE THE COURT REGARDING THIS NOTICE.

DATED: ________________, 2016	BY ORDER OF THE DISTRICT COURT FOR THE COUNTY OF DOUGLAS, COLORADO

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DISTRICT COURT, COUNTY OF DOUGLAS, COLORADO 4000 Justice Way, Suite 2009 Castle Rock, CO 80109
IN RE ADVANCED EMISSIONS SOLUTIONS, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	▲ FOR COURT USE ONLY ▲ Civil Action No.: 2014CV30709 Courtroom/Division:
[PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing pursuant to this Court’s Order Preliminarily Approving Derivative Settlement and Providing for Notice, dated ________, 2016 (the “Preliminary Approval Order”), on the application of the Settling Parties for final approval of the Settlement set forth in the Stipulation and Agreement of Settlement dated September 30, 2016 (the “Stipulation”). Due and adequate notice having been given to Current ADES Stockholders as required in said Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.
This Final Order and Judgment (“Judgment”) incorporates by reference the definitions in the Stipulation, and except where otherwise specified, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.	This Court has jurisdiction over the subject matter of the Consolidated Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3.
The Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Settling Parties, ADES, and Current ADES Stockholders, and hereby finally approves the Settlement in all respects and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

4.
The Consolidated Action, all claims contained therein, and any other Released Claims, are hereby ordered as fully, finally, and forever compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Judgment. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

5.
Upon the Effective Date, ADES, Plaintiffs (individually and derivatively on behalf of ADES), and each of ADES’s stockholders (solely in their capacity as ADES stockholders) shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement or resolution of the Consolidated Action against the Released Persons. ADES, Plaintiffs (individually and derivatively on behalf of ADES) and each of ADES’s stockholders (solely in their capacity as ADES stockholders) shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims and any claims arising out of, relating to, or in connection with the defense, settlement or resolution of the Consolidated Action, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons.

6.
Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ADES from any and all Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ADES with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ADES. Notwithstanding the foregoing, nothing herein is intended to release any indemnification, advancement or insurance claims that any Released Person has or may have under any insurance policy, contract, bylaw or charter provision, or under Delaware law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.

7.	Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

8.
The Court finds that notice of the Settlement to Current ADES Stockholders through (a) description of the Stipulation in a Form 8-K filed with the SEC; (b) attachment of the Stipulation to a Form 8-K filed with the SEC; (c) attachment of the Preliminary Approval Order and Notice to a Form 8-K filed with the SEC; (d) publication of the Summary Notice in Investor’s Business Daily; (e) posting of the Stipulation and Notice on the Company’s website; and (f) posting of the Stipulation and Notice on one of Plaintiffs’ Counsel’s websites, were made in

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accordance with the Preliminary Approval Order and provided the best notice practicable under the circumstances to all Persons entitled to such notice, and said notice fully satisfied the requirements of Colorado Rule of Civil Procedure 23.1 and the requirements of due process.

9.	The Court finds that during the course of the Consolidated Action, the Settling Parties and their counsel at all times complied with Colorado Rule of Civil Procedure 11.

10.	The Court finds that the Fee Award is fair and reasonable, in accordance with the Stipulation, and approves the Fee Award.

11.
This Judgment, the fact and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement shall not be offered, received, referred to, or used in any way against the Settling Parties or any Released Person as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault misrepresentation or omission by any of the Settling Parties or Released Person with respect to:

(a) the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Consolidated Action or in any litigation, or the deficiency or infirmity of any defense that has been or could have been asserted in the Consolidated Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;
(b) any statement or written document approved, issued, or made by any Released Person, or against Plaintiffs as evidence of any infirmity in their claims; or
(c) any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal.
The fact that ADES has implemented, or has agreed to implement, changes, modifications, or enhancements to its corporate governance policies and practices shall not be construed as an admission that any such enhanced policies or practices are legally required, or to the extent such policies or practices were not in place in the past, constituted a failure of compliance, a breach of any duty, or any other wrongdoing.

12.
The Released Persons may refer to the Settlement, and file the Stipulation and/or this Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to

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support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

13.
Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) all Settling Parties for the purpose of construing, enforcing, and administering the Stipulation and this Judgment, including, if necessary, setting aside and vacating this Judgment, on motion of a Settling Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.

This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk.
IT IS SO ORDERED.
DATED:_________________            ____________________________________
Paul A. King
District Judge

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